SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2016

Total System Services, Inc.

(Exact name of Registrant as Specified in its Charter)

Georgia	1-10254	58-1493818
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

One TSYS Way, Columbus, Georgia	31901
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (706) 649-2310

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On February 23, 2016, Total System Services, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, Bank of America, N.A., as Syndication Agent and L/C Issuer, The Bank of Tokyo-Mitsubishi UFJ, LTD., U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the other lenders party thereto, with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, LTD., U.S. Bank National Association and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners. The Credit Agreement provides the Company with a $700 million five-year term loan facility (the “Term Loan Facility”) consisting of (i) a $300 million term loan (the “Refinancing Term Loan”) funded upon entry into the Credit Agreement and (ii) a $400 million term loan (the “Delayed Draw Term Loan”). The Credit Agreement also provides the Company with a $800 million unsecured revolving credit facility (the “Revolving Loan Facility”), which includes a $50 million sub-facility for the issuance of standby letters of credit.

The Refinancing Term Loan was used to repay in full the Company’s outstanding loans and other obligations under that certain Credit Agreement, dated as of September 10, 2012, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, as amended, and that certain Credit Agreement, dated as of April 8, 2013, by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, as amended. The Delayed Draw Term Loan will be available to be drawn to finance, in part, the Company’s acquisition of all the outstanding capital stock of TransFirst Holdings Corp. previously announced on January 26, 2016 (the “Acquisition”) and related transactions, upon satisfaction of a limited set of conditions precedent. The Revolving Loan Facility will be available for draws for purposes of working capital and other general corporate purposes, including to finance, in part, the Acquisition and related transactions upon satisfaction of a limited set of conditions precedent. The Company expects to complete the Acquisition during the second quarter of 2016, subject to satisfaction of the closing conditions contained in the stock purchase agreement relating to the Acquisition.

Concurrently with entering into the Purchase Agreement, we obtained commitments for a $2.0 billion 364-day bridge term loan facility from JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America N.A., The Bank of Tokyo-Mitsubishi UFJ, Ltd, U.S. Bank National Association, Wells Fargo Securities, LLC and Wells Fargo Bank, National Association (collectively, the “Commitment Parties”). Thereafter, the Commitment Parties assigned portions of their commitments to certain other bridge facility lenders. Based on the terms of the bridge term loan facility commitment letter, upon entering into the Credit Agreement, the total commitments under the bridge term loan facility were reduced from $2.0 billion to $1.15 billion by the amount of the Delayed Draw Term Loan commitment and the portion of the Revolving Loan Facility commitments in excess of $350 million.

Borrowings under the Credit Agreement will accrue interest at the base rate (as defined in the Credit Agreement) or, for certain euro-denominated borrowings, the London Interbank Offered Rate (“LIBOR”), in each case plus a margin that is set based on the Company’s corporate credit ratings. The applicable margin for loans bearing interest based on LIBOR ranges from 0.900% to 1.500% for revolving loans and 1.000% to 1.750% for term loans. The applicable margin for loans bearing interest based on the base rate ranges from 0.000% to 0.500% for revolving loans and 0.000% to 0.750% for term loans. In addition, the Company will pay the lenders a facility fee ranging from 0.100% to 0.250% per annum, depending on the Company’s corporate credit ratings, on the commitments under the Revolving Loan Facility (regardless of usages) and the undrawn commitment amount in respect of the Delayed Draw Term Loan. Based on the Company’s current corporate credit ratings, (i) the applicable margin for loans accruing interest at the base rate is 0.500% for term loans and 0.300% for revolving loans and (ii) the applicable margin for loans accruing interest at LIBOR is 1.500% for term loans and 1.300% for revolving loans.

The Credit Agreement contains customary covenants regarding, among other matters, the maintenance of insurance, the preservation and maintenance of our corporate existence, material compliance with laws and the payment of taxes and other material obligations. The Credit Agreement also contains financial covenants including (i) a minimum fixed charge coverage ratio (the “Minimum Fixed Charge Coverage Ratio”) of 2.5 to 1.0 and (ii) a maximum consolidated leverage ratio (“Maximum Leverage Ratio”) of 3.5 to 1.0, which is increased to 4.25 to 1.0 following the consummation of the Acquisition, subject to certain step-downs to 3.5 to 1.0 over time. The Company has the option to increase the Maximum Leverage Ratio by 0.5x in connection with a qualified acquisition, subject to the terms and conditions contained in the Credit Agreement The Minimum Fixed Charge Coverage Ratio and

Maximum Leverage Ratio are computed at the end of each fiscal quarter. In addition, the Credit Agreement contains covenants which, among other things, limit our ability, and that of our subsidiaries (subject to exceptions and thresholds as provided in the Credit Agreement), to:

•	grant or permit liens on our or their assets;

•	make certain investments, acquisitions (other than the Acquisition) or loans;

•	merge, consolidate or otherwise dispose of assets other than in the ordinary course of business;

•	pay dividends or make other restricted payments;

•	make material changes in our lines of business; and

•	enter into transactions with our or their affiliates.

The Credit Agreement includes customary events of default (subject to specified cure periods, materiality qualifiers and exceptions as provided for in the Credit Agreement), including the failure to pay any interest, principal or fees when due, the failure to perform or the violation of any covenant contained in the Credit Agreement, the making of materially inaccurate or false representations or warranties, a default on certain material indebtedness, insolvency or bankruptcy, a change of control and the occurrence of material ERISA events and certain judgments against the Company or its material subsidiaries.

This description of the Credit Agreement is qualified in its entirety by reference to the complete terms and conditions of the Credit Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement or a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description

10.1	Credit Agreement of Total System Services, Inc., dated as of February 23, 2016, with JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, Bank of America, N.A., as Syndication Agent and L/C Issuer, The Bank of Tokyo-Mitsubishi UFJ, LTD., U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the other lenders party thereto, with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, LTD., U.S. Bank National Association and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC.

	By:	/s/ Kathleen Moates
Kathleen Moates
Date: February 23, 2016		Senior Deputy General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement of Total System Services, Inc., dated as of February 23, 2016, with JPMorgan Chase Bank, N.A., as Administrative Agent and L/C Issuer, Bank of America, N.A., as Syndication Agent and L/C Issuer, The Bank of Tokyo-Mitsubishi UFJ, LTD., U.S. Bank National Association and Wells Fargo Bank, National Association, as Co-Documentation Agents, and the other lenders party thereto, with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, LTD., U.S. Bank National Association and Wells Fargo Securities, LLC as joint lead arrangers and joint bookrunners.